Exhibit 99.1

Startek Reports Record Fourth Quarter 2019 Financial Results

- Q4 Revenue up 8% to $171.6 Million, with a 48% Increase in Adjusted EBITDA* to $16.8 Million -

GREENWOOD VILLAGE, CO – March 12, 2020 - Startek, Inc. (NYSE:SRT), a global provider of customer experience management solutions, is reporting financial results for the quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Financial Results

Net revenue for the quarter increased 8% to $171.6 compared to $158.6 million in the fourth quarter of 2019.

Gross profit in the fourth quarter was up 10% to $27.6 million compared to $25.1 million in the year ago quarter, with gross margin up 10 basis points to 15.9% compared to 15.8%.

Selling, general and administrative (SG&A) expenses decreased to $19.4 million compared to $21.9 million in the year-ago quarter. As a percentage of revenue, SG&A improved 250 basis points to 11.3% compared to 13.8% in the year-ago quarter.

Net loss attributable to Startek shareholders for the quarter was $5.3 million or $(0.14) per share, compared to a net loss of $9.7 million or $(0.26) per share in the year-ago quarter. Net loss in the fourth quarter of 2019 included a $7.1 million goodwill impairment primarily related to  Argentina and South Africa.

Adjusted net income* in the fourth quarter of 2019 was $5.8 million, or $0.15 per share, compared to an adjusted net loss* of $6.9 million or $(0.19) in the fourth quarter of 2018.

Adjusted EBITDA* for the quarter increased 48% to $16.8 million compared to $11.4 million in the year-ago quarter.

At December 31, 2019, cash and restricted cash increased to $32.6 million compared to $24.6 million at December 31, 2018. Total debt at the end of 2019 was reduced to $174.8 million compared to $185.7 million at the end of 2018. This resulted in a reduction of net debt to $142.2 million compared to $161.1 million.

*A non-GAAP measure defined below.

Management Commentary

“2019 marked our first full year as a combined company since the business combination with Aegis, and our exceptional fourth quarter results reflect the strength of our now fully integrated company,” said Aparup Sengupta, executive chairman and CEO of Startek. “We delivered on multiple key initiatives over the last year, including execution of our client diversification strategy with high-growth companies, implementing a lean and efficient cost structure across our global operations, and expanding our service offerings to include higher- margin digital solutions that further position Startek as a value-added partner to our clients.

“A key driver of our success in 2019, and especially the strong momentum in the back half of the year, was the buildout of our global leadership team. During the summer, we appointed Rajiv Ahuja to global COO, and under his leadership we added key personnel to implement global best practices, ensuring all of our clients receive a consistent, high-quality experience. In fact, during the fourth quarter we launched a centralized, virtual command center that monitors our customer service activity around the world 24/7.

“Subsequent to the quarter, we made other key additions to our sales and leadership teams, including our new head of global sales, Rick Ferry, and chief technology officer, P S Reddy. Both Rick and Reddy bring unique and relevant skill sets to our organization that will help us position Startek as one of the premier global CX providers for high-growth companies. We are very proud of our accomplishments over the last year, but we are far from done as we look to carry this momentum through 2020 and the years ahead.”

Conference Call and Webcast Details

Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Thursday, March 12, 2020

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 239-5283

International dial-in number: (574) 990-1022

Conference ID: 4278589

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern time on the same day through March 19, 2020.

Toll-free replay number: (855) 859-2056

International replay number: (404) 537-3406

Replay ID: 4278589

About Startek

Startek is a leading global provider of technology-enabled business process outsourcing solutions. The company provides omni-channel customer experience management, back office and technology services to corporations around the world across a range of industries. The company has more than 47,000 outsourcing experts across 49 delivery campuses worldwide that are committed to delivering transformative customer experience for clients. Services include omni-channel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 12, 2020, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the Securities and Exchange Commission, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

(949) 574-3860

investor@startek.com

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Unaudited		Audited
	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended December 31, 2019	Nine months ended December 31, 2018
Revenue	172,151	158,585	659,205	420,317
Warrant Contra Revenue	(565)	-	(1,295)	-
Net revenue	171,586	158,585	657,910	420,317
Cost of services	(143,950)	(133,504)	(547,014)	(355,591)
Gross profit	27,636	25,081	110,896	64,726

Selling, general and administrative expenses	(19,425)	(21,945)	(91,363)	(60,020)
Impairment losses and restructuring cost	(7,758)	(1,341)	(9,827)	(3,962)
Acquisition related cost	0	(3,138)	11	(7,036)
Operating Profit/ (loss)	453	(1,343)	9,717	(6,292)

Share of profit/(loss) of equity-accounted investees	(1,214)	94	(226)	115
Interest and other income	417	183	858	616
Interest and other cost	(4,377)	(4,015)	(16,682)	(11,836)
Exchange gain (loss), net	401	(147)	(2,157)	(1,309)
Profit / (loss) before income taxes	(4,320)	(5,228)	(8,490)	(18,706)
Tax expenses
Current tax	1,551	2,011	5,892	3,563
Deferred tax (benefit) / expenses	(1,310)	372	(1,101)	7
Tax expense	241	2,383	4,791	3,570
Net Income / (loss)	(4,561)	(7,611)	(13,281)	(22,276)

Net (loss) / income attributable to:
Owners of the parent	(5,291)	(9,702)	(15,018)	(24,312)
Non controlling interest	730	2,091	1,737	2,036
	(4,561)	(7,611)	(13,281)	(22,276)

Net income (loss) per common share
Basic EPS	(0.14)	(0.26)	(0.39)	(0.80)
Weighted average common shares outstanding - Basic	38,492	37,105	38,132	30,518

Diluted EPS	(0.14)	(0.26)	(0.39)	(0.80)
Weighted average common shares outstanding - Diluted	38,492	37,105	38,132	30,518

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Audited)

	As of December 31, 2019	As of December 31, 2018
Assets
Current assets
Cash and cash equivalents	20,464	16,617
Restricted cash	12,162	7,952
Trade accounts receivables, net	108,479	107,836
Unbilled revenue	41,449	42,135
Prepaid expenses and other current assets	12,008	18,850
Total current assets	194,562	193,390

Non-current assets
Property, plant and equipment, net	37,507	42,242
Operating lease right-of-use assets	73,692	-
Intangible assets, net	110,807	121,336
Goodwill	219,341	225,450
Investment in equity affiliates	553	2,097
Deferred tax assets, net	5,251	5,048
Prepaid expenses and other non-current assets	16,370	15,076
Total non-current assets	463,521	411,249
Total assets	658,083	604,639

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payables	25,449	26,886
Short term debt	26,491	21,975
Current maturity of long term debt	17,601	9,800
Current maturity of operating lease obligation	19,677	-
Current maturity of finance lease obligation	632	1,816
Accrued expenses and other current liabilities	82,598	84,881
Total current liabilities	172,448	145,358

Non-current liabilities
Long term debt	130,144	152,100
Operating lease liabilities	54,341	-
Accured Expense and other non-current liabilities	11,140	11,907
Deferred tax liabilities, net	18,226	18,901
Total non-current liabilities	213,851	182,908
Total liabilities	386,299	328,266

Stockholders’ equity
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 38,525,636 and 37,446,323 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	385	374
Additional paid-in capital	276,827	267,317
Accumulated (deficit) / earnings	(46,145)	(31,127)
Accumulated other comprehensive income (loss)	(6,022)	(5,547)
Equity attributable to Startek Shareholders	225,045	231,017
Non-controlling interest	46,739	45,356
Total stockholders’ equity	271,784	276,373
Total liabilities and stockholders’ equity	658,083	604,639

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Audited)

	Year ended December 31, 2019	Nine months ended December 31,2018
Operating activities
Net Income/(loss)	(13,281)	(22,276)

Adjustments to reconcile net income/ (Loss) to net cash provided by (used in) operating activities
Depreciation and amortisation	29,723	20,462
Impairment of goodwill	7,146
Share of profit/(loss) of equity affiliates	226	(115)
Warrant contra revenue	1,295	-
Impairment /(profit) on sale of PPE	-	483
Share-based compensation expense	1,516	674
Deferred tax (benefit) / expenses	(1,101)	7
Provision for doubtful accounts	1,640	2,253

Changes in operating assets and liabilities
Trade accounts receivable	(4,492)	(10,982)
Prepaid expenses and other assets	4,199	1,643
Trade accounts payable	(734)	(669)
Accrued expenses and other current liabilities	962	14,503
Income taxes, net	(542)	(4,475)
Net cash provided by operating activities	26,556	1,508

Investing activities
Purchase of property, plant and equipment (net)	(15,564)	(7,690)
Cash and cash equivalents acquired on reverse merger	-	1,496
Proceeds from equity-accounted Affiliates	1,308	48
Net cash used in investing activities	(14,256)	(6,146)

Financing activities
Proceeds from issuance of common stock	6,710	4,605
Payments on long term debt	(9,800)	(4,200)
Proceeds from other debt, net	(858)	10,555
Dividends paid	-	(3,137)
Net cash (used-in)/provided by financing activities	(3,948)	7,823

Net increase/(decrease) in cash and cash equivalents	8,352	3,185
Effect of exchange rate changes on cash and cash equivalents	(295)	(1,535)
Cash and cash equivalents at the beginning of period	24,569	22,919
Cash and cash equivalents at the end of period	32,626	24,569

Components of cash and cash equivalents
Cash on hand	9	12
Restricted cash	12,162	7,952
Balance with banks on current account	20,455	16,605
Total cash and cash equivalents	32,626	24,569

Supplemental disclosure of Cash Flow Information
Cash paid for Interest	15,329	9,687
Cash paid for income taxes	6,379	7,654
Non cash warrant contra revenue	1,295	-
Non cash share-based compensation expenses	1,516	674

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Depreciation and amortization expense, Restructuring and other merger related cost, Share-based compensation expense and Warrant contra revenue. Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by our ongoing operations that we believe is useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to StarTek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three months edned December 31, 2019	Three months ended December 31, 2018	Year ended December 31, 2019	Nine months ended December 31, 2018
Net Loss	(4,561)	(7,611)	(13,281)	(22,276)
Income tax expense	241	2,383	4,791	3,570
Interest and other expense, net	4,773	3,886	18,207	12,414
Depreciation and amortization expense	7,667	7,819	29,723	20,462
Restructuring and other merger related cost	7,758	4,479	9,817	10,998
Share-based compensation expense	365	425	1,516	674
Warrant contra revenue	565	-	1,295	-
Adjusted EBITDA	16,808	11,381	52,068	25,842

Adjusted EPS:
	Three months ended December 31, 2019	Three months ended December 31, 2018	Year ended December 31, 2019	Nine months ended December 31, 2018
Net loss attributable to Startek shareholders	(5,291)	(9,702)	(15,018)	(24,312)
Add:Share based Compensation	365	425	1,516	674
Add:Amortization of Intangible assets	2,279	2,349	8,956	6,095
Add:Warrant contra revenue	565	-	1,295	-
Add:Goodwill impairment loss	7,146	-	7,146	-
Add: Deferred Tax Adjustment	780	-	780	-
Adjusted Net Income / (loss) (non-GAAP)	5,844	(6,928)	4,675	(17,543)

Weighted average common shares outstanding - basic	38,492	37,105	38,132	30,518

Adjusted EPS - Basic	0.15	(0.19)	0.12	(0.57)

Weighted average common shares outstanding - Diluted	38,492	37,105	38,132	30,518

Adjusted EPS - Diluted	0.15	(0.19)	0.12	(0.57)